Exhibit 10.2

FIRST AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT

This First Amendment to Second Amended and Restated Credit Agreement (this “Amendment”) is made as of December 19, 2014 by and among INDUSTRIAL PROPERTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership (the “Borrower”), several banks, financial institutions and other entities referred to in the signature pages to this Agreement (collectively, the “Lenders”), and JPMORGAN CHASE BANK, N.A., not individually, but as “Administrative Agent”.

RECITALS

A. The Borrower, the Administrative Agent, and the Lenders are parties to a Second Amended and Restated Credit Agreement dated as of November 21, 2014 (the “Credit Agreement”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

B. Pursuant to the terms of Section 2.22 of the Credit Agreement, the Borrower has requested an increase in the amount of the Commitments under the Revolving Credit Exposure from $250,000,000 to $350,000,000.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AMENDMENTS

1. The foregoing recitals to this Amendment are incorporated into and made part of this Amendment.

2. Schedule 2.01 of the Credit Agreement is replaced with Schedule 2.01 attached hereto. In accordance with Section 2.22 of the Credit Agreement, the Lenders whose Commitment amounts in Schedule 2.01 have changed, have each agreed to either increase or decrease, as applicable, their respective Commitments as set forth in such revised Schedule 2.01. Each Lender listed in Schedule 2.01 that was not previously a party to the Credit Agreement (each a “New Lender”) by its execution of this Amendment has become a Lender, with a Commitment as set forth in such Schedule 2.01. Each New Lender agrees to fully and timely perform each and every obligation of a Lender under the Credit Agreement from and after the effective date of this Amendment and shall have all of the rights of a Lender as set forth in the Credit Agreement. The effective date of this Amendment shall be the date hereof provided that the conditions precedent to such effectiveness set forth in Section 2.22(e) and Section 5 below have been satisfied. The representations and warranties in Section 4 below shall satisfy the requirements of clause (y) of such Section 2.22(e).

3. The next payment of accrued interest on each Loan made by Borrower pursuant to Section 2.13(d) of the Credit Agreement, following the date of this Amendment, shall be allocated between the Lenders to take into account the variable outstandings of each of the Lenders at different times during the month.

4. The Borrower hereby represents and warrants the following:

a) no Default exists under the Loan Documents;

b) the Loan Documents are in full force and effect and Borrower has no defenses or offsets to, or claims or counterclaims relating to, its obligations under the Loan Documents;

c) there has been no material adverse change in the financial condition of the Borrower as shown in its September 30, 2014 financial statements;

d) the Borrower has full power and authority to execute this Amendment and no consents are required for such execution other than any consents which have already been obtained; and

e) all representations and warranties contained in Article III of the Credit Agreement are true and correct in all material respects as of the date hereof both before and after giving effect to change in Commitment amounts, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty is true and correct in all material respects on and as of such earlier date, and except that for purposes of this clause (e), the representations and warranties contained in subsections (a) and (b) of Section 3.04 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.01.

5. The effectiveness of this Amendment shall be conditioned on the following:

a) The representations and warranties in Section 4 being true and correct.

b) Any fees required to be paid to the Administrative Agent or any Lender in connection with this Agreement on or before the Closing Date shall have been paid.

c) Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the date that is three Business Days prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(d) Borrower has made any prepayment of Revolving Loans required by the last sentence of Section 2.22(e) of the Credit Agreement.

6. Except as specifically modified hereby, the Credit Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed. All references in the Loan Documents to the “Credit Agreement” henceforth shall be deemed to refer to the Credit Agreement as amended by this Amendment.

7. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of New York, but giving effect to federal laws applicable to national banks.

8. This Amendment shall become effective when it has been executed by the Borrower, the Administrative Agent, and the Lenders, including each New Lender, and the conditions set forth in Section 5 above have been satisfied.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

INDUSTRIAL PROPERTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By:	Industrial Property Trust Inc., a Maryland corporation, its general partner

By:	/s/ THOMAS G. MCGONAGLE
Name:	Thomas G. McGonagle
Title:	Chief Financial Officer

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as a Lender

By:	/s/ AMBER COFFEY
Name:	Amber Coffey
Title:	Authorized Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent and as a Lender

By:	/s/ J. DEREK EVANS
Name:	J. Derek Evans
Title:	Senior Vice President

REGIONS BANK, as Co-Documentation Agent and as a Lender

By:	/s/ GHI GAVIN
Name:	Ghi Gavin
Title:	Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as Co-Documentation Agent and as a Lender

By:	/s/ CHRISTOPHER T. NEIL
Name:	Christopher T. Neil
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ STEVE KIRBY
Name:	Steve Kirby
Title:	AVP - Officer

FIFTH THIRD BANK,
as a Lender

By:	/s/ MATTHEW RODGERS
Name:	Matthew Rodgers
Title:	VP

CAPITAL ONE NATIONAL ASSOCIATION, as a Lender

By:	/S/ FREDERICK H. DENECKE
Name:	Frederick H. Denecke
Title:	Senior Vice President

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